AMENDMENT # 45 to AGENCY SERVICES AGREEMENT

AMENDMENT #45 dated as of September 19, 2018 to the Agency Services Agreement between JPMorgan Chase Bank, N.A. (“Bank”) and ProShares Trust as of June 13, 2006, as amended from time to time (the “Agreement”).

The following is the list of funds for which Bank shall provide services in accordance with the Agreement. This below list replaces in its entirety Exhibit A to the Agreement. Except as amended hereby, all other terms and conditions of the Agreement remain unchanged and the Agreement shall remain in full force and effect.

EXHIBIT A - LIST OF PROSHARES ETF SERIES

NAME	Tax ID
1. ProShares Short S&P500	REDACTED

2. ProShares Short QQQ	REDACTED

3. ProShares Short Dow30	REDACTED

4. ProShares Short MidCap400	REDACTED

5. ProShares UltraShort S&P500	REDACTED

6. ProShares UltraShort QQQ	REDACTED

7. ProShares UltraShort Dow30	REDACTED

8. ProShares UltraShort MidCap400	REDACTED

9. ProShares Ultra S&P500	REDACTED

10. ProShares Ultra QQQ	REDACTED

11. ProShares Ultra Dow30	REDACTED

12. ProShares Ultra MidCap400	REDACTED

13. ProShares Ultra SmallCap600	REDACTED

14. ProShares Ultra Russell2000	REDACTED

15. ProShares Short SmallCap600	REDACTED

16. ProShares Short Russell2000	REDACTED

17. ProShares UltraShort SmallCap600	REDACTED

18. ProShares UltraShort Russell2000	REDACTED

19. ProShares Ultra Basic Materials	REDACTED

20. ProShares Ultra Consumer Goods	REDACTED

21. ProShares Ultra Consumer Services	REDACTED

NAME	Tax ID
22. ProShares Ultra Financial	REDACTED

23. ProShares Ultra Health Care	REDACTED

24. ProShares Ultra Industrials	REDACTED

25. ProShares Ultra Oil & Gas	REDACTED

26. ProShares Ultra Real Estate	REDACTED

27. ProShares Ultra Semiconductors	REDACTED

28. ProShares Ultra Technology	REDACTED

29. ProShares Ultra Utilities	REDACTED

30. ProShares UltraShort Basic Materials	REDACTED

31. ProShares UltraShort Consumer Goods	REDACTED

32. ProShares UltraShort Consumer Services	REDACTED

33. ProShares UltraShort Financials	REDACTED

34. ProShares UltraShort Health Care	REDACTED

35. ProShares UltraShort Industrials	REDACTED

36. ProShares UltraShort Oil & Gas	REDACTED

37. ProShares UltraShort Real Estate	REDACTED

38. ProShares UltraShort Semiconductors	REDACTED

39. ProShares UltraShort Technology	REDACTED

40. ProShares UltraShort Utilities	REDACTED

41. ProShares Short MSCI Emerging Markets	REDACTED

42. ProShares Short MSCI EAFE	REDACTED

43. ProShares UltraShort MSCI Emerging Markets	REDACTED

44. ProShares UltraShort MSCI Japan	REDACTED

45. ProShares UltraShort MSCI EAFE	REDACTED

46. ProShares UltraShort FTSE China 50	REDACTED

47. ProShares UltraShort 7-10 Year Treasury	REDACTED

48. ProShares UltraShort 20+ Year Treasury	REDACTED

49. ProShares Ultra FTSE China 50	REDACTED

50. ProShares Ultra MSCI Japan	REDACTED

51. ProShares Ultra Telecommunications	REDACTED

NAME	Tax ID
52. ProShares Short Financials	REDACTED

53. ProShares Short Oil & Gas	REDACTED

54. ProShares Ultra MSCI EAFE	REDACTED

55. ProShares Ultra MSCI Emerging Markets	REDACTED

56. ProShares UltraShort FTSE Europe	REDACTED

57. ProShares UltraShort MSCI Brazil Capped	REDACTED

58. ProShares Large Cap Core Plus	REDACTED

59. ProShares UltraPro S&P500	REDACTED

60. ProShares UltraPro Short S&P500	REDACTED

61. ProShares Short 20+ Year Treasury	REDACTED

62. ProShares Ultra 7-10 Year Treasury	REDACTED

63. ProShares Ultra 20+ Year Treasury	REDACTED

64. ProShares UltraPro Dow30	REDACTED

65. ProShares UltraPro MidCap400	REDACTED

66. ProShares UltraPro Russell2000	REDACTED

67. ProShares UltraPro QQQ	REDACTED

68. ProShares UltraPro Short Dow30	REDACTED

69. ProShares UltraPro Short MidCap400	REDACTED

70. ProShares UltraPro Short Russell2000	REDACTED

71. ProShares UltraPro Short QQQ	REDACTED

72. ProShares Short Basic Materials	REDACTED

73. ProShares Short Real Estate	REDACTED

74. ProShares Short FTSE China 50	REDACTED

75. ProShares Ultra Nasdaq Biotechnology	REDACTED

76. ProShares UltraShort Nasdaq Biotechnology	REDACTED

77. ProShares Ultra FTSE Europe	REDACTED

78. ProShares Ultra MSCI Brazil Capped	REDACTED

79. ProShares RAFI Long/Short	REDACTED

80. ProShares Hedge Replication ETF	REDACTED

81. ProShares Short High Yield	REDACTED

NAME	Tax ID
82. ProShares Short 7-10 Year Treasury	REDACTED

83. ProShares Ultra High Yield	REDACTED

84. ProShares Inflation Expectations	REDACTED

85. ProShares UltraPro Short 20+ Year Treasury	REDACTED

86. ProShares UltraPro Financials Select Sector	REDACTED

87. ProShares UltraPro Short Financial Select Sector	REDACTED

88. ProShares Merger ETF	REDACTED

89. ProShares Global Listed Private Equity ETF	REDACTED

90. ProShares High Yield-Interest Rate Hedged	REDACTED

91. ProShares S&P 500 Aristocrats ETF	REDACTED

92. ProShares Investment Grade – Interest Rate Hedged	REDACTED

93. ProShares Short Term USD Emerging Markets Bond ETF	REDACTED

94. ProShares DJ Brookfield Global Infrastructure	REDACTED

95. ProShares CDS Short North American HY Credit ETF	REDACTED

96. ProShares MSCI EAFE Dividend Growers ETF	REDACTED

97. ProShares MSCI Emerging Markets Dividend Growers ETF	REDACTED

98. ProShares Morningstar Alternatives Solution ETF	REDACTED

99. ProShares Russell 2000 Dividend Growers ETF	REDACTED

100. ProShares S&P Midcap 400 Dividend Aristocrats ETF	REDACTED

101. ProShares Ultra Gold Miners	REDACTED

102. ProShares UltraShort Gold Miners	REDACTED

103. ProShares UltraPro Nasdaq Biotechnology	REDACTED

104. ProShares UltraPro Short Nasdaq Biotechnology	REDACTED

105. ProShares MSCI Europe Dividend Growers ETF	REDACTED

106. ProShares S&P 500 Ex-Energy ETF	REDACTED

107. ProShares S&P 500 Ex-Financials ETF	REDACTED

108. ProShares S&P 500 Ex-Health Care ETF	REDACTED

109. ProShares S&P 500 Ex-Technology ETF	REDACTED

110. ProShares Managed Futures Strategy ETF	REDACTED

111. ProShares K-1 Free Crude Oil Strategy ETF	REDACTED

NAME	Tax ID
112. ProShares Equities for Rising Rates ETF	REDACTED

113. ProShares Long Online/Short Stores ETF	REDACTED

114. ProShares Decline of the Retail Store ETF	REDACTED

115. ProShares S&P 500 Bond ETF	REDACTED

116. ProShares Online Retail ETF	REDACTED

117. ProShares UltraShort Communication Services Select Sector	REDACTED

118. ProShares Ultra Communication Services Select Sector	REDACTED

119. ProShares UltraPro Short Communication Services Select Sector	REDACTED

120. ProShares UltraPro Communication Services Select Sector	REDACTED

121. ProShares Pet Care ETF	REDACTED

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year set forth above.

PROSHARES TRUST

By:	/s/ Todd B. Johnson
Name: Todd B. Johnson
Title: President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Greg Cook
Name: Greg Cook
Title: Executive Director